Exhibit 99.1
PRESS RELEASE

Beazer Homes Reports Second Quarter Fiscal 2012 Results

ATLANTA, May 2, 2012 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the quarter ended March 31, 2012.

“I was very pleased with our second quarter results,” said Allan Merrill, CEO of Beazer Homes. “We generated significant year-over-year increases in new home orders and home closings, reflecting both the initial operational benefits of our path-to-profitability strategies and gradually improving conditions in the housing market. We remain hopeful, but cautious, about the prospects for a sustained market recovery, as a number of factors continue to pose challenges for prospective homebuyers. Nevertheless, we are committed to taking the steps necessary to return to profitability as soon as possible.”

Summary results of the quarter are as follows:

As of March 31, 2012

•	Total cash and cash equivalents: $534.4 million, including unrestricted cash of approximately $257.0 million

•	Stockholders' equity: $218.4 million, not including $9.4 million of mandatory convertible subordinated notes, which automatically convert to common stock at maturity in 2013

•	Total backlog from continuing operations: 1,975 homes with a sales value of $465.0 million, compared to 1,396 homes with a sales value of $335.2 million as of March 31, 2011

•	Land and lots controlled: 25,617 lots (83.8% owned), a decrease of 17.1% from March 31, 2011

Quarter Ended March 31, 2012 - Results from Continuing Operations (unless otherwise specified)

•	Total new orders: 1,512 homes, a 29.0% increase from fiscal 2011

•	Cancellation rates: 22.5%, compared with 20.0% in fiscal 2011

•	Total home closings: 844 homes, a 49.9% increase from fiscal 2011

•	Revenue: $191.6 million, compared to $125.7 million in fiscal 2011

•	Average sales price from closings: $224.7 thousand, compared with $216.3 thousand in fiscal 2011

•
Gross profit margin: 10.5%, compared to (1.1)% in fiscal 2011. These margins were impacted by $1.2 million and $17.8 million in fiscal 2012 and fiscal 2011, respectively, for impairments and option contract abandonments.

•	Homebuilding gross profit margin, excluding impairments and abandonments: 10.9%, compared to 12.4% in fiscal 2011

•
Homebuilding gross profit margin, excluding impairments, abandonments and interest amortized to cost of sales: 17.5%, compared to 19.2% in fiscal 2011. Our margin this quarter benefited from approximately $3.2 million of bond reimbursements and product liability and warranty payment improvements. Excluding these items, our margin would have been 15.8%.

•
Net loss from continuing operations: $(37.9) million, or a diluted loss per share of $(0.48), including non-cash pre-tax charges of $1.2 million for inventory impairments and a loss on debt extinguishment of $2.7 million. This compared to a loss from continuing operations in the second quarter of fiscal 2011 of $(53.8) million, or $(0.73) per share, which included non-cash pre-tax charges of $17.8 million for inventory impairments.

•
Net Loss: $(39.9) million (including a loss from discontinued operations of $(2.1) million), compared with a net loss of $(53.8) million for fiscal 2011 (including income from discontinued operations of $0.02 million)

•	Total Company land and land development spending: $41.9 million, compared with $61.1 million in fiscal 2011

Conference Call

The Company will hold a conference call on May 2, 2012 at 10:00 am EDT to discuss these results. Interested parties may listen to the conference call and view the Company's slide presentation over the internet by visiting the “Investor Relations” section of the Company's website at www.beazer.com. To access the conference call by telephone, listeners should dial 800-619-8639. To be admitted to the call, verbally supply the passcode "BZH". A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 800-839-5574 or 203-369-3669 and enter the passcode “3740” (available until 11:00 pm ET on May 9, 2012), or visit www.beazer.com. A replay of the webcast will be available at www.beazer.com for approximately 30 days.

Beazer Homes USA Inc., headquartered in Atlanta, Georgia, is one of the ten largest single-family homebuilders in the United States. The Company's industry-leading high performance homes are designed to lower the total cost of home ownership while reducing energy and water consumption. With award-winning floor-plans, the Company offers homes that incorporate exceptional value and quality to consumers in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange and trades under the ticker symbol “BZH.”

Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the final outcome of various putative class action lawsuits, multi-party suits and similar proceedings as well as the results of any other litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and consent orders with governmental authorities and other settlement agreements; (ii) additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, volatility of mortgage interest rates and inflation; (iv) the effect of changes in lending guidelines and regulations and the uncertain availability of mortgage financing; (v) a slower economic rebound than anticipated, coupled with persistently high unemployment and additional foreclosures; (vi) continued or increased downturn in the homebuilding industry; (vii) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (viii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (ix) potential inability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (x) increased competition or delays in reacting to changing consumer preference in home design; (xi) shortages of or increased prices for labor, land or raw materials used in housing production; (xii) factors affecting margins such as decreased land values underlying lot option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xiii) the performance of our joint ventures and our joint venture partners; (xiv) the impact of construction defect and home warranty claims including those related to possible installation of drywall imported from China; (xv) the cost and availability of insurance and surety bonds; (xvi) delays in land development or home construction resulting from adverse weather conditions; (xvii) potential delays or increased costs in obtaining necessary permits and possible penalties for failure to comply with laws, regulations and governmental policies; (xviii) potential exposure related to additional repurchase claims on mortgages and loans originated by Beazer Mortgage Corp.; (xix) estimates related to the potential recoverability of our deferred tax assets; (xx) effects of changes in accounting policies, standards, guidelines or principles; or (xxi) terrorist acts, acts of war and other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.
Carey Phelps
Director, Investor Relations & Corporate Communications
770-829-3700
investor.relations@beazer.com

-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Total revenue	$191,643	$125,716	$380,191	$234,668
Home construction and land sales expenses	170,283	109,238	333,059	206,289
Inventory impairments and option contract abandonments	1,170	17,822	4,673	18,461
Gross profit (loss)	20,190	(1,344)	42,459	9,918
Commissions	8,375	5,233	16,746	10,223
General and administrative expenses	26,319	36,068	54,513	68,571
Depreciation and amortization	3,190	2,062	5,593	3,967
Operating loss	(17,694)	(44,707)	(34,393)	(72,843)
Equity in income (loss) of unconsolidated joint ventures	4	71	(73)	309
Loss on extinguishment of debt	(2,747)	(102)	(2,747)	(3,004)
Other expense, net	(18,265)	(11,466)	(36,538)	(29,531)
Loss from continuing operations before income taxes	(38,702)	(56,204)	(73,751)	(105,069)
Benefit from income taxes	(836)	(2,426)	(36,583)	(3,019)
Loss from continuing operations	(37,866)	(53,778)	(37,168)	(102,050)
(Loss) income from discontinued operations, net of tax	(2,082)	23	(2,041)	(513)
Net loss	$(39,948)	$(53,755)	$(39,209)	$(102,563)
Weighted average number of shares:
Basic and Diluted	78,553	73,930	76,347	73,904
Basic and diluted loss per share:
Continuing Operations	$(0.48)	$(0.73)	$(0.49)	$(1.38)
Discontinued operations	$(0.03)	$—	$(0.02)	$(0.01)
Total	$(0.51)	$(0.73)	$(0.51)	$(1.39)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Capitalized interest in inventory, beginning of period	$46,510	$43,433	$45,973	$36,884
Interest incurred	32,190	32,937	64,715	65,303
Capitalized interest impaired	(25)	(1,409)	(53)	(1,409)
Interest expense not qualified for capitalization and included as other expense	(18,797)	(19,058)	(37,914)	(37,981)
Capitalized interest amortized to house construction and land sales expenses	(12,636)	(8,279)	(25,479)	(15,173)
Capitalized interest in inventory, end of period	$47,242	$47,624	$47,242	$47,624

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2012	September 30, 2011
ASSETS
Cash and cash equivalents	$257,028	$370,403
Restricted cash	277,395	277,058
Accounts receivable (net of allowance of $4,099 and $3,872, respectively)	21,701	28,303
Income tax receivable	2,399	4,823
Inventory
Owned inventory	1,191,572	1,192,380
Land not owned under option agreements	14,405	11,753
Total inventory	1,205,977	1,204,133
Investments in unconsolidated joint ventures	21,391	9,467
Deferred tax assets, net	6,145	2,760
Property, plant and equipment, net	21,895	22,613
Previously owned rental homes, net	18,980	11,347
Other assets	25,033	46,570
Total assets	$1,857,944	$1,977,477

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$54,947	$72,695
Other liabilities	144,789	212,187
Obligations related to land not owned under option agreements	6,260	5,389
Total debt (net of discounts of $21,313 and $23,243, respectively)	1,433,582	1,488,826
Total liabilities	$1,639,578	$1,779,097

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 180,000,000 shares authorized, 101,196,954 and 75,588,396 issued and outstanding, respectively)	101	76
Paid-in capital	683,920	624,750
Accumulated deficit	(465,655)	(426,446)
Total stockholders’ equity	218,366	198,380
Total liabilities and stockholders’ equity	$1,857,944	$1,977,477

Inventory Breakdown
Homes under construction	$277,984	$277,331
Development projects in progress	421,892	424,055
Land held for future development	386,280	384,761
Land held for sale	13,224	12,837
Capitalized interest	47,242	45,973
Model homes	44,950	47,423
Land not owned under option agreements	14,405	11,753
Total inventory	$1,205,977	$1,204,133

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS

	Quarter Ended March 31,		Six Months Ended March 31,
SELECTED OPERATING DATA	2012	2011	2012	2011
Closings:
West region	369	181	739	397
East region	292	219	602	421
Southeast region	183	163	370	264
Continuing Operations	844	563	1,711	1,082
Discontinued Operations	1	20	16	50
Total closings	845	583	1,727	1,132

New orders, net of cancellations:
West region	655	417	958	591
East region	502	480	751	737
Southeast region	355	275	527	378
Continuing Operations	1,512	1,172	2,236	1,706
Discontinued Operations	(1)	27	(1)	46
Total new orders	1,511	1,199	2,235	1,752

Backlog units at end of period:
West region	789	463	789	463
East region	787	682	787	682
Southeast region	399	251	399	251
Continuing Operations	1,975	1,396	1,975	1,396
Discontinued Operations	—	20	—	20
Total backlog units	1,975	1,416	1,975	1,416

Dollar value of backlog at end of period (in millions)	$465.0	$339.6	$465.0	$339.6

Revenue (in thousands):
West region	$77,857	$36,791	$148,634	$76,339
East region	75,192	58,418	157,010	108,632
Southeast region	38,070	30,507	73,638	49,697
Pre-owned homes	524	—	909	—
Total revenue	$191,643	$125,716	$380,191	$234,668

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
(Dollars in thousands)

	Quarter Ended March 31,		Six Months Ended March 31,
SUPPLEMENTAL FINANCIAL DATA	2012	2011	2012	2011
Revenues:
Homebuilding	$189,617	$121,804	$376,469	$230,443
Land sales and other	2,026	3,912	3,722	4,225
Total	$191,643	$125,716	$380,191	$234,668

Gross profit (loss):
Homebuilding	$19,467	$(2,701)	$40,819	$8,250
Land sales and other	723	1,357	1,640	1,668
Total	$20,190	$(1,344)	$42,459	$9,918
Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit (loss) and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below:

	Quarter Ended March 31,				Six Months Ended March 31,
	2012		2011		2012		2011
Homebuilding gross profit (loss)	$19,467	10.3%	$(2,701)	(2.2)%	$40,819	10.8%	$8,250	3.6%
Inventory impairments and lot option abandonments (I&A)	1,170		17,822		4,673		18,461
Homebuilding gross profit before I&A	20,637	10.9%	15,121	12.4%	45,492	12.1%	26,711	11.6%
Interest amortized to cost of sales	12,636		8,279		25,479		15,173
Homebuilding gross profit before I&A and interest amortized to cost of sales	33,273	17.5%	23,400	19.2%	70,971	18.9%	41,884	18.2%
Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and impairments) to net income (loss), the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective capitalization, tax position and level of impairments.

	Quarter Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Net loss	$(39,948)	$(53,755)	$(39,209)	$(102,563)
(Benefit) provision from Income Taxes	(850)	(2,414)	(36,996)	(3,013)
Interest amortized to home construction and land sales expenses, capitalized interest impaired, and interest expense not qualified for capitalization	31,458	28,746	63,446	54,563
Depreciation and amortization and stock compensation amortization	4,423	4,517	8,126	9,395
Inventory impairments and option contract abandonments	1,147	16,451	4,654	17,372
Joint venture impairment and abandonment charges	7	157	36	424
Adjusted EBITDA	$(3,763)	$(6,298)	$57	$(23,822)